As filed with the Securities and Exchange Commission on March 30, 2009
Registration No. 333-145759

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLARIS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0443717
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey  07024
(201) 242-3500
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

 Marc V. Byron
Chairman of the Board and Chief Executive Officer
Polaris Acquisition Corp.
2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey  07024
(201) 242-3500
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

 Copy To:

Andrew J. Nussbaum
Ante Vucic
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 relates solely to the shares of common stock issuable upon exercise of warrants that were previously issued to public investors in connection with the registrant’s initial public offering, initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-145759) declared effective by the Securities and Exchange Commission on or about January 15, 2008. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 30, 2009

PROSPECTUS

Polaris Acquisition Corp.

15,000,000 Shares of Common Stock

This prospectus relates to 15,000,000 shares of our common stock, par value $0.0001 per share, which are issuable upon the exercise of warrants originally issued in our initial public offering pursuant to a prospectus dated January 15, 2008. In order to obtain the shares, the holders of the warrants issued in our initial public offering must pay an exercise price of $7.00 per share for the 15,000,000 shares of common stock underlying these warrants.  We will receive proceeds from any exercise of the warrants. The warrants expire on January 10, 2012 at 5:00 p.m., New York City time, or upon earlier redemption by Polaris:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption; and
•
if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Our units, shares of common stock and warrants are currently traded on the NYSE AMEX under the symbols “TKP.U,” “TKP” and “TKP.WS,” respectively. As of March 27, 2009, the closing sale price of our units was $9.20, the closing sale price of our common stock was $9.08 and the closing sale price of our warrants was $0.20.

We are located at 2200 Fletcher Avenue, 4th Floor, Fort Lee, New Jersey 07024. Our telephone number is (201) 242-3500.

Investing in our securities involves a high degree of risk. See "Risk Factors" on page [__] for a discussion of information that should be considered before buying shares of our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March   , 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the Securities and Exchange Commission (“SEC”). Unless otherwise stated in this prospectus, references to "Polaris," “registrant,” “we,” “us” or “the Company” refer to Polaris Acquisition Corp. An investment in our shares of common stock involves risks. Therefore carefully consider the information provided under “Summary Information — Risk Factors.”

Polaris

We were incorporated in Delaware on June 18, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business.

The registration statement for the Company's initial public offering was declared effective on January 14, 2008. The Company consummated the initial public offering on January 17, 2008, and received gross proceeds of approximately $154 million including $4.5 million of proceeds from a private placement sale of 4,500,000 sponsors’ warrants to certain affiliates of the Company effected concurrently with the initial public offering. The net proceeds from these transactions were approximately $143.4 million.

The Company's management has broad discretion with respect to the specific application of the net proceeds of this offering.

Acquisition of HUGHES Telematics

On June 13, 2008, we entered into an Agreement and Plan of Merger pursuant to which we agreed to merge with HUGHES Telematics, Inc. The Company and HUGHES Telematics amended and restated that agreement on November 10, 2008 and again on March 12, 2009.

On February 12, 2009, we filed and mailed a definitive proxy statement with the SEC with respect to this proposed merger with HUGHES Telematics, and on March 20, 2009 we filed a supplemental proxy statement describing the amended and restated merger agreement of March 12, 2009 as well as certain other developments relevant to our stockholders voting on the transaction. We have summarized the terms of the merger agreement and related transactions below. Investors are urged to review the definitive proxy statement, the proxy supplement and any other filings relating thereto in their entirety.  A special meeting of stockholders to vote on the merger and certain related transactions is currently scheduled for March 30, 2009 at 3:00 p.m. at our offices.

The parties to the merger agreement are Polaris, HUGHES Telematics and Communications Investors LLC, an affiliate of Apollo Management, L.P. (as escrow representative). The merger agreement specifies that, at the closing of the merger, all the outstanding shares of HUGHES Telematics common stock shall be converted into the right to receive, in the aggregate, approximately 20,000,000 shares of Polaris common stock. In addition, holders of HUGHES Telematics common stock shall be entitled to receive an aggregate of approximately 59,000,000 “earn-out” shares of Polaris common stock, in three tranches, which will be issued into escrow at the closing of the merger and released to HUGHES Telematics shareholders upon the achievement of certain share price targets over the five-year period following closing. Outstanding options exercisable for shares of HUGHES Telematics common stock will be exchanged in the merger for options exercisable for shares of Polaris common stock. In connection with the consummation of the merger agreement the company will amend and restate its certificate of incorporation to, among other things, change its name to HUGHES Telematics, Inc., to increase the number of authorized shares of both common and preferred stock, and to amend certain other ministerial provisions of the certificate of incorporation (including removal of certain provisions related to the Company’s existence as a special purpose acquisition company).

The Merger Agreement also requires that the founders of Polaris deposit 1,250,000 shares of their Polaris common stock into escrow, to be released upon the achievement of the first stock price target between the first and fifth anniversaries of closing.  The number of shares of Polaris common stock received by HUGHES Telematics shareholders at the closing will be subject to possible adjustment for a shortfall in the net working capital of Polaris below an agreed upon threshold amount.

The obligations of HUGHES Telematics and Polaris to complete the merger are subject to the satisfaction or waiver by the other party at or prior to the closing date of various customary conditions, including (i) the receipt of all required regulatory approvals and consents, (ii) the approval of the merger by a majority of and conversion by Polaris’ stockholders who hold fewer than 30% of the shares that were issued in our initial public offering, (iii) subject to certain exceptions and materiality thresholds, the accuracy of the representations and warranties of the other party and (iv) compliance of the other party with its covenants, subject to specified materiality thresholds.

Business of HUGHES Telematics

HUGHES Telematics is an automotive telematics services company that currently provides and is developing a suite of real-time automotive services and applications. These services and applications will be enabled through a hardware component that is factory-installed in new vehicles through multi-year contractual arrangements with automakers. In other instances, these services will be available through software provided by HUGHES Telematics that interfaces with compatible third-party hardware already installed by HUGHES Telematics’ automaker clients in certain vehicle models. HUGHES Telematics has contracts to be the telematics service provider in the United States to Chrysler and Mercedes-Benz USA starting in the second half of 2009, and continues to market its telematics service to other automakers. Through Networkfleet, its wholly owned subsidiary, HUGHES Telematics currently offers remote vehicle monitoring and other data services through after-market hardware that is purchased separately and installed on existing fleet vehicles.

HUGHES Telematics’ principal executive office is located at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346, and its telephone number is (770) 391-6400.

Definitive Proxy Statement and Proxy Supplement

The definitive proxy statement filed on February 12, 2009 and the proxy supplement thereto, filed March 20, 2009

•	discuss the proposed merger with HUGHES Telematics;
•	provide relevant historical financial information for each of Polaris and HUGHES Telematics and pro forma financial information for the combined company; and
•	provide a detailed description of HUGHES Telematics’ business, operations and financial results.

The proxy filings and all exhibits thereto are incorporated herein by reference and we urge any potential investor in our securities to read them.

Unless the context otherwise indicates, the information in this prospectus assumes the proposed merger will be approved by the stockholders of Polaris and the acquisition will be consummated. If the merger is not approved we will not seek effectiveness of the registration statement of which this prospectus forms a part.

THE OFFERING

Securities Offered:	15,000,000 shares of common stock underlying warrants with an exercise price of $7.00 per share. The warrants expire on January 10, 2012.

	Outstanding shares before the merger	Outstanding shares after the merger assuming no conversion or repurchases		Outstanding shares after the merger assuming the maxi- mum anticipated conversions and repurchases
Number of shares of common stock outstanding before this offering:	18,750,000	95,852,149	*	84,084,650	**
Number of shares of common stock to be outstanding after this offering:	33,750,000	110,852,149	*	99,084,650	**

NYSE AMEX symbol for our units[1]:	TKP.U
NYSE AMEX symbol for our common stock:	TKP

NYSE AMEX symbol for our warrants:	TKP.WS

Offering proceeds:
Assuming the exercise of all the warrants, we would receive gross proceeds of up to $105 million. We intend to use the proceeds to repay indebtedness, for working capital, operating expenses and other general corporate purposes.

* These figures reflect the number included in the actual number of shares outstanding as of March 27, 2009, which was 18,750,000, and also 77,102,149 shares of our common stock issuable in the merger with HUGHES Telematics:

 ** We currently expect that we will repurchase approximately 7,267,500 shares and holders of approximately 4,499,999 shares will exercise their conversion election.

1 Following the consummation of the merger with HUGHES Telematics, our securities will trade under different symbols that have not yet been determined.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus and the Proxy Filings and other documents and filings incorporated by reference hereby constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition; or state other “forward-looking” information.:

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in the Proxy Filings and incorporated herein by reference provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or HUGHES Telematics in such forward-looking statements, including among other things:

•	the change in control of Polaris once the merger is consummated;

•	Polaris’ expectations regarding consummation and timing of the merger and related transactions, including the satisfaction of closing conditions to the merger;

•	Polaris’ and HUGHES Telematics’ expectations regarding HUGHES Telematics’ growth potential;

•
the delisting of Polaris’ securities from the NYSE Amex or an inability to have Polaris’ securities listed on either the NASDAQ Global Market or the NASDAQ Capital Market or another exchange following the consummation of the merger;

•	Polaris’ and HUGHES Telematics’ expectations and intentions regarding the use of the proceeds in Polaris’ trust account;

•	the financial performance of HUGHES Telematics;

•	slower than expected development of the telematics industry or any event that causes telematics to be less attractive to consumers;

•	the loss of strategic relationships with Chrysler or Mercedes-Benz;

•	the uncertainties regarding the business soundness of our main customers and the effects of any possible government intervention in the automotive industry;

•	an inability to enter into strategic relationships with additional automakers, thereby limiting HUGHES Telematics’ growth potential;

•	the introduction and proliferation of competitive products;

•	changes in technology;

•	an inability to achieve sustained profitability;

•	difficulties with delays or quality control with our primary vendors;

•	failure to implement HUGHES Telematics’ short- or long-term growth strategies;

•	the cost of retaining and recruiting HUGHES Telematics’ key personnel or the loss of such key personnel;

•	risks associated with the expansion of HUGHES Telematics’ business in size and geography;

•	operational risk;

•	geopolitical events and regulatory changes;

•	changing interpretations of generally accepted accounting principles (“GAAP”);

•	general economic conditions;

•	a downturn in the automotive industry;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on HUGHES Telematics’ resources;

•	costs related to the proposed merger;

•	diminished liquidity resulting from distributing funds to converting stockholders and repurchases by HUGHES Telematics and Polaris;

•	failure to obtain the required approvals of Polaris’ stockholders; and

•	risks that the closing of the transaction is substantially delayed or that the transaction does not close.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to any of Polaris, HUGHES Telematics or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Polaris and HUGHES Telematics undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

You should be aware that the occurrence of the events described in the “Risk Factors” sections of the Proxy Filings could have a material adverse effect on Polaris and HUGHES Telematics.

RISK FACTORS

A discussion of the risk factors relating to an investment in us and risks related to the business of HUGHES Telematics are included in the definitive proxy statement filed and mailed on February 12, 2009, which is incorporated herein by reference the proxy supplement filed with the SEC and mailed on March 20, 2009 which is also incorporated herein by reference.

You should carefully consider all of the material risks described in the section of the Proxy Filings entitled “Risk Factors” together with all of the other information included or incorporated by reference in this prospectus before making a decision to exercise your warrants.

USE OF PROCEEDS

We will receive gross proceeds of up to $105 million upon the exercise of the warrants. We will be required to use 25% of the net cash proceeds for the repayment of senior secured term indebtedness under the HUGHES Telematics credit facility that we assume in the Merger.   We will use the remainder of the proceeds for working capital, operating expenses and other general corporate purposes.  There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

As of March 30, 2009, HUGHES Telematics had outstanding senior secured term indebtedness under the credit facility with an aggregate principal balance of $60.0 million. The proceeds from the incurrence of indebtedness under the credit facility were used by HUGHES Telematics for general corporate purposes and to pay fees and expenses related to the credit facility transaction.  The senior secured term indebtedness bears interest, at the election of HUGHES Telematics, at (i) the Prime Lending Rate plus 10.00% or (ii) for Eurocurrency borrowings, 11.00% plus the greater of LIBOR or 3.00%. In accordance with an agreement between HUGHES Telematics and one of the senior secured note holders, the interest rate on term indebtedness with a principal amount of $5.0 million will have an interest rate of no higher than 14.00% for the term of the debt. As of December 31, 2008, HUGHES Telematics had elected to convert all outstanding amounts of the term indebtedness to Prime Lending borrowings which resulted in the term indebtedness bearing an interest rate of 13.25%.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants issued in our initial public offering. The exercise price of the warrants covering 15,000,000 shares of common stock is $7.00 per share.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

EXPERTS

The financial statements of Polaris Acquisition Corp. as of December 31, 2008, for the year ended December 31, 2008 and for the cumulative period from June 18, 2007 (inception) to December 31, 2008, incorporated herein by reference from our Annual Report on Form 10-K and the March 20, 2009 proxy statement supplement, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report referenced therein.  The financial statements and the report of McGladrey & Pullen, LLP are included in reliance upon such report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

The financial statements of Polaris Acquisition Corp. as of December 31, 2007 and for the period from June 18, 2007 (inception) to December 31, 2007 incorporated herein by reference from our Annual Report on Form 10-K, the February 12, 2009 definitive proxy statement and the March 20, 2009 proxy statement supplement, have been audited by Goldstein Golub Kessler LLP, the previous independent registered public accounting firm for Polaris Acquisition Corp., as stated in their report referenced therein (which report includes an explanatory paragraph as to our ability to continue as a going concern).  The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon such report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

The audited historical financial statements included on page F-16 of Polaris Acquisition Corp.'s Definitive Proxy Supplement filed March 20, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our description of our capital stock on Form 8-A For Registration of Certain Classes of Securities Pursuant to Section 12(b) Or 12(g) of the ’34 Act filed November 29, 2007;
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	our Current Reports on Form 8-K filed, January 30, 2009, February 12, 2009, March 3, 2009, March 12, 2009 and March 20, 2009;
•	our definitive proxy statement filed February 12, 2009 and the proxy supplement thereto filed March 20, 2009; and
•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Polaris Acquisition Corp., 2200 Fletcher Avenue, 4th Floor, Fort Lee, New Jersey  07024, Attention: Jerry Stone or (201) 242-3500.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which is part of a registration statement filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and exhibits filed with the registration statement.

You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings, including reports, proxy statements and other information regarding issuers that file electronically with the SEC, are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

Polaris Acquisition Corp

15,000,000 shares of common stock

PROSPECTUS

March     , 2009

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.           Other Expenses of Issuance and Distribution.

The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$0	*
Legal Fees	$10,000
Accounting Fees	$15,000
Miscellaneous	$5,000
TOTAL	$30,000

*Previously paid. See Explanatory Note following cover page of this Post-Effective Amendment No. 1 on Form S-3 to Form S-1.

Item 15.           Indemnification of Directors and Officers.

The registrant’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Item 16.           Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 17.           Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 2009.

POLARIS ACQUISITION CORP.
By:	/s/ Jerry Stone
Name:	Jerry Stone
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2009. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Marc V. Byron	Chairman of the Board and CEO	March 30, 2009
Marc V. Byron

/s/ Lowell D. Kraff	President and Director	March 30, 2009
Lowell D. Kraff

/s/ Brian B. Boorstein	Director	March 30, 2009
Brian B. Boorstein

/s/ Stuart I. Oran	Director	March 30, 2009
Stuart I. Oran

/s/ David L. Moore	Director	March 30, 2009
David L. Moore

EXHIBIT INDEX

Some of the agreements included as exhibits to this prospectus (whether incorporated by reference to earlier filings or otherwise) may contain representations and warranties, recitals or other statements that appear to be statements of fact. These agreements are included solely to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.

Representations and warranties, recitals, and other common disclosure provisions have been included in the agreements solely for the benefit of the other parties to the applicable agreements and often are used as a means of allocating risk among the parties. Accordingly, such statements (i) should not be treated as categorical statements of fact; (ii) may be qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreements, which disclosures are not necessarily reflected in the agreement or included as exhibits hereto; (iii) may apply standards of materiality in a way that is different from what may be viewed as material by or to investors in or lenders to us; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.  Accordingly, representations and warranties, recitals or other disclosures contained in agreements may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied on by any person other than the parties thereto in accordance with their terms. Additional information about us may be found in this prospectus and Polaris’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit	Description

2.1	Second Amended and Restated Agreement and Plan of Merger (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated March 12, 2009)
4.1	Specimen Unit Certificate (incorporated by reference from Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
4.2	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
4.3	Specimen Warrant Certificate (incorporated by reference from Exhibit 4.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
4.4	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
4.5	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
5.1	Opinion of legal counsel (incorporated by reference from Exhibit 5.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))
23.1*	Consent of McGladrey & Pullen, LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Goldstein Golub Kessler LLP
23.4	Consent of legal counsel (included in Exhibit 5.1)

*	Filed herewith.